FLOW TRAFFIC LIMITED
                   [FORMERLY KNOWN AS MAX RESOURCES LIMITED]
                            (COMPANY NAME IN CHINESE)

                            REPORT OF THE DIRECTORS
                                      AND
                              FINANCIAL STATEMENTS

                        FOR THE PERIOD FROM 13 MAY 1998
                            (DATE OF INCORPORATION)
                              TO 31 DECEMBER 1999

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                              FLOW TRAFFIC LIMITED
      [FORMERLY KNOWN AS MAX RESOURCES LIMITED (COMPANY NAME IN CHINESE)]
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                REPORT OF THE DIRECTORS AND FINANCIAL STATEMENTS

            FOR THE PERIOD FROM 13 MAY 1998 (DATE OF INCORPORATION)
                              TO 31 DECEMBER 1999




CONTENTS                                                                  PAGE

Report of the Directors                                                  1 & 2

Report of the Auditors                                                   3

Income statement                                                         4

Balance sheet                                                            5

Notes to the financial statements                                        6 to 9

Detailed income statement                                                10 & 11
(For management purposes only)

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                              FLOW TRAFFIC LIMITED
       [FORMERLY KNOWN AS MAX RESOURCES LIMITED (COMPANY NAME IN CHINESE)]
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                             REPORT OF THE DIRECTORS

     The directors submit their first report together with the audited financial statements for the period from 13 May 1998 (date of incorporation) to 31 December 1999.

PRINCIPAL ACTIVITY

     The principal activity of the company is trading of traffic equipment.

CHANGE OF COMPANY'S NAME

     The name of the company was changed from Max Resources Limited (COMPANY NAME IN CHINESE) to Flow Traffic Limited on 9 April 1999.

RESULTS

     The loss for the period ended 31 December 1999 and the state of affairs at that date are set out on pages 4 to 9.

SHARE CAPITAL

     Details of the increase in share capital during the period are set out in note 8 to the financial statements.

     The issues of shares during the period were made to provide the initial capital and additional working capital of the company.

DIRECTORS

     The directors during the period were:-

          Mats Johan Billow                  (appointed on 26 May 1998)
          Anthony Howard Gould               (appointed on 22 March 1999)
          William L. Russell                 (appointed on 22 March 1999)
          Richard C. Maynuson                (appointed on 22 March 1999)
          Constantine Xykis                  (appointed on 22 March 1999)
          Berkeley Development Limited       (appointed on 26 May 1998 and
                                                resigned on 22 March 1999)

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                              FLOW TRAFFIC LIMITED
       [FORMERLY KNOWN AS MAX RESOURCES LIMITED (COMPANY NAME IN CHINESE)]
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     In accordance with article 110 of the company's articles of association, all remaining directors retire from the board and, being eligible, offer themselves for re-election.

     During the period the company accepted a waiver of an amount of HK$231,629 payable to Mats Johan Billow.

     No other contract of significance, to which the company was a party and in which a director of the company had a material interest, subsisted at the end of the period or at any time during the period.

     At no time during the period was the company a party to any arrangement to enable the directors of the company to acquire benefits by means of acquisition of shares in or debentures of the Company or any other body corporate.

AUDITORS

     The financial statements of the company were audited by Horwath Hong Kong CPA Limited who retire and, being eligible, offer themselves for re-appointment.


                                         By Order of the Board



                                              Director


Hong Kong,


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                                                                          Page 2

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                             REPORT OF THE AUDITORS
                  TO THE SHAREHOLDERS OF FLOW TRAFFIC LIMITED
       [FORMERLY KNOWN AS MAX RESOURCES LIMITED (COMPANY NAME IN CHINESE)]
               (INCORPORATED IN HONG KONG WITH LIMITED LIABILITY)

     We have audited the financial statements on pages 4 to 9 which have been prepared in accordance with accounting principles generally accepted in Hong Kong.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS

     The Companies Ordinance requires the directors to prepare financial statements which give a true and fair view. In preparing financial statements which give a true and fair view it is fundamental that appropriate accounting policies are selected and applied consistently.

     It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.

BASIS OF OPINION

     We conducted our audit in accordance with Statements of Auditing Standards issued by the Hong Kong Society of Accountants. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgments made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

     We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance as to whether the financial statements are free from material misstatement. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements. We believe that our audit provides a reasonable basis for our opinion.

OPINION

     In our opinion the financial statements give a true and fair view, in all material respects, of the state of the company's affairs as at 31 December 1999 and of its loss for the period then ended and have been properly prepared in accordance with the Companies Ordinance.


/s/ Horwath Hong Kong CPA Limited

HORWATH HONG KONG CPA LIMITED                          2001 Central Plaza
Certified Public Accountants                           18 Harbour Road
                                                       Wanchai
                                                       Hong Kong

Steven James Apedaile
Practising Certificate number P01211

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                              FLOW TRAFFIC LIMITED
       [FORMERLY KNOWN AS MAX RESOURCES LIMITED (COMPANY NAME IN CHINESE)]
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                                INCOME STATEMENT
             FOR THE PERIOD FROM 13 MAY 1998 (DATE OF INCORPORATION)
                              TO 31 DECEMBER 1999

                        (EXPRESSED IN HONG KONG DOLLARS)


                                                       NOTE

TURNOVER                                                 3          $ 9,826,302

COST OF SALES                                                        (6,765,041)
                                                                    -----------

GROSS PROFIT                                                        $ 3,061,261
OTHER REVENUE                                                           295,510

DISTRIBUTION COSTS                                                     (261,669)
ADMINISTRATIVE EXPENSES                                              (3,841,370)
                                                                    -----------

LOSS FROM OPERATIONS                                                $  (746,268)

FINANCE COSTS                                                           (89,894)
                                                                    -----------

LOSS BEFORE TAXATION                                     4          $  (836,162)

TAXATION                                                 5                    -
                                                                    -----------

LOSS AFTER TAXATION RETAINED AND CARRIED FORWARD                    $  (836,162)
                                                                    ===========

RECOGNISED GAINS AND LOSSES IN THE PERIOD COMPRISE ONLY LOSS AFTER TAXATION.




The notes on pages 6 to 9 form part of these financial statements.
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                              FLOW TRAFFIC LIMITED
       [FORMERLY KNOWN AS MAX RESOURCES LIMITED (COMPANY NAME IN CHINESE)]
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                       BALANCE SHEET AT 31 DECEMBER 1999

                        (EXPRESSED IN HONG KONG DOLLARS)

                                                       NOTE
Assets and liabilities

NON-CURRENT ASSETS
     Property, plant and equipment                        6          $   95,467

CURRENT ASSETS
     Inventories                                                        113,598
     Accounts receivable                                              2,087,565
     Other receivables                                                    4,496
     Prepayments                                                         26,089
     Deposits                                                           130,814
     Amount due from a director                                          14,000
     Cash at bank                                                     1,628,246
                                                                     ----------
                                                                      4,004,808

CURRENT LIABILITIES
     Accounts payable                                                   747,858
     Accrued charges                                                    126,875
     Deposits received                                                  446,292
     Advances from holding company                        7           2,066,908
                                                                     ----------
                                                                      3,387,933
                                                                     ----------

NET CURRENT ASSETS                                                      616,875
                                                                     ----------

NET ASSETS                                                           $  712,342
                                                                     ==========

Capital and reserves

SHARE CAPITAL                                             8          $       10

SHARE PREMIUM                                             8           1,548,494

ACCUMULATED LOSS                                                       (836,162)
                                                                     ----------

SHAREHOLDERS' FUNDS                                                  $  712,342
                                                                     ==========

These financial statements were approved by the board of directors on

 .............................                   ................................
     Director                                             Director

The notes on pages 6 to 9 form part of these financial statements.
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                              FLOW TRAFFIC LIMITED
       [FORMERLY KNOWN AS MAX RESOURCES LIMITED (COMPANY NAME IN CHINESE)]
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                       NOTES TO THE FINANCIAL STATEMENTS

                        (EXPRESSED IN HONG KONG DOLLARS)


1.   STATUS OF THE COMPANY AND ITS OPERATIONS

          The company was incorporated in Hong Kong under the Companies Ordinance on 13 May 1998, and commenced business of trading of traffic equipment in May 1998. The company operates primarily in the Hong Kong and PRC market.

2.   PRINCIPAL ACCOUNTING POLICIES

     (a)  Depreciation

          Depreciation is provided to write off the cost of property, plant and equipment over their anticipated useful lives on a straight line basis at the following annual rates:-

          Office equipment              33 1/3%

     (b)  Inventories

          Inventories are valued at the lower of cost and net realisable value. Cost includes cost of purchase of materials computed using the FIFO method. Net realisable value is determined by reference to the sales proceeds of items sold in the ordinary course of business after the balance sheet date or to management estimates based on prevailing market conditions.

     (c)  Translation of foreign currencies

          Foreign currency transactions are translated into Hong Kong dollars at the exchange rates ruling at the transaction dates. Monetary assets and liabilities in foreign currencies are translated into Hong Kong dollars at the rates of exchange ruling at the balance sheet date. Exchange gains and losses on foreign currency translation are dealt with in the profit and loss account.


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                              FLOW TRAFFIC LIMITED
       [FORMERLY KNOWN AS MAX RESOURCES LIMITED (COMPANY NAME IN CHINESE)]
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     (d)  Revenue recognition

          i) Revenue for sale of goods is recognised when the goods are delivered to customers.

          ii)  Interest income is recognised on an accrual basis.


3.   TURNOVER

          Turnover represents the net invoiced value of goods sold.


4.   LOSS BEFORE TAXATION

     Loss before taxation is arrived at after charging:-

          Directors' remuneration                           $  910,000
          Auditors' remuneration                                22,000
          Operating lease rentals                              347,325
          Interest on loan repayable within five years          28,314
          Depreciation                                          18,641
          Staff costs excluding directors' remuneration      1,143,616
                                                            ==========

     and after crediting:-
          Interest income                                   $   39,995
          Net exchange gain                                     23,886
                                                            ==========


5.   TAXATION

          No provision has been made for Hong Kong profits tax as the company sustained a loss during the period.


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                              FLOW TRAFFIC LIMITED
       [FORMERLY KNOWN AS MAX RESOURCES LIMITED (COMPANY NAME IN CHINESE)]
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6.   PROPERTY, PLANT AND EQUIPMENT

                                                                Office equipment

     Cost:
       Additions and at 31 December 1999                         $  114,108
                                                                 ----------

     Aggregate depreciation:
       Charge for the period
       and at 31 December 1999                                   $   18,641
                                                                 ----------

     Net book value:
       At 31 December 1999                                       $   95,467
                                                                 ==========


7.   ADVANCES FROM HOLDING COMPANY

          The advances are unsecured, bear interest at 1.25% over prime rate per annum and have no fixed repayment terms.


8.   SHARE CAPITAL

     Authorised:
       100,000 ordinary shares of $1 each                        $  100,000
                                                                 ==========

     Issued and fully paid:
       10 ordinary shares of $1 each                             $       10
                                                                 ==========


          The company was incorporated with an authorised share capital of $10,000 divided into 10,000 shares of $1 each. 2 shares of $1 each were issued to the subscribers to the Memorandum of Association at par for cash on incorporation to provide the initial capital.

          Pursuant to an ordinary resolution passed on 19 November 1999, the authorised share capital was increased to $100,000 by the creation of an additional 90,000 ordinary shares of $1 each.

          On 8 March 1999, the issued share capital of the company was increased to $10 by the allotment of 8 shares of $1 each to provide additional working capital. 2 shares were issued at par for cash whereas 6 shares were issued for a total consideration of US$200,000 (HK$1,548,500) resulting in a share premium of HK$1,548,494.


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                              FLOW TRAFFIC LIMITED
       [FORMERLY KNOWN AS MAX RESOURCES LIMITED (COMPANY NAME IN CHINESE)]
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9.   RELATED PARTY TRANSACTIONS

          During the period, the company entered into the following transactions:

          i)   purchased goods of $1,555,821 from holding company;

          ii)  paid interest of $28,314 to holding company;

          iii) paid royalty of $58,762 to holding company; and

          iv) accepted a waiver of an amount of $231,629 payable to Mats Johan Billow.


10.  COMMITMENTS UNDER OPERATING LEASES

          At 31 December 1999, the company had annual commitments under operating leases as follows:

          Land and buildings

            Leases expiring:
              Within 1 year                                 $  268,200
              After 1 year but within 2 years                  381,480
                                                            ----------
                                                            $  649,680
                                                            ==========


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                              FLOW TRAFFIC LIMITED
       [FORMERLY KNOWN AS MAX RESOURCES LIMITED (COMPANY NAME IN CHINESE)]
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                           DETAILED INCOME STATEMENT
            FOR THE PERIOD FROM 13 MAY 1998 (DATE OF INCORPORATION)
                              TO 31 DECEMBER 1999

                        (EXPRESSED IN HONG KONG DOLLARS)



SALES                                                            $  9,826,302

COST OF SALES                                                       6,765,041
                                                                 ------------

GROSS PROFIT                                                     $  3,061,261

OTHER REVENUE
  Interest income                                                      39,995
  Exchange gain                                                        23,886
  Other income                                                        231,629
                                                                 ------------
                                                                      295,510
                                                                 ------------

                                                                 $  3,356,771


DISTRIBUTION COSTS                                                    261,669

ADMINISTRATIVE EXPENSES                                             3,841,370

FINANCE COSTS                                                          89,894
                                                                 ------------

LOSS BEFORE TAXATION                                             $   (836,162)
                                                                 ============


                                                  (FOR MANAGEMENT PURPOSES ONLY}
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                              FLOW TRAFFIC LIMITED
       [FORMERLY KNOWN AS MAX RESOURCES LIMITED (COMPANY NAME IN CHINESE)]
--------------------------------------------------------------------------------

                           DETAILED INCOME STATEMENT
            FOR THE PERIOD FROM 13 MAY 1998 (DATE OF INCORPORATION)
                              TO 31 DECEMBER 1999

                        (EXPRESSED IN HONG KONG DOLLARS)



DISTRIBUTION COSTS
  Exhibition expenses                                            $    100,323
  Royalty                                                              58,762
  Commissions                                                          57,012
  Advertising and promotion                                            45,572
                                                                 ------------
                                                                 $    261,669
                                                                 ============

ADMINISTRATIVE EXPENSES
  Salaries                                                       $  1,542,291
  Travelling expenses                                                 564,411
  Director's quarter expenses                                         449,500
  Rent, rate and building management fee                              402,590
  Telephone and faxes                                                 354,832
  Legal and professional fees                                         119,724
  Entertainment                                                        99,656
  Printing and stationery                                              71,217
  Pension fund                                                         61,825
  Insurance                                                            43,287
  Sundry expenses                                                      42,406
  Accountancy fee                                                      23,000
  Audit fee                                                            22,000
  Depreciation                                                         18,641
  Postage and courier                                                  17,457
  Electricity                                                           8,533
                                                                 ------------
                                                                 $  3,841,370
                                                                 ============

FINANCE COSTS
  Bank charges                                                   $     61,580
  Interest expenses                                                    28,314
                                                                 ------------
                                                                 $     89,894
                                                                 ============


                                                  (FOR MANAGEMENT PURPOSES ONLY)
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